Exhibit 2.29

VIDEOTRON LTD. / VIDÉOTRON LTÉE

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of October 26, 2022

Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association,

Trustee

SEVENTH SUPPLEMENTAL INDENTURE, dated as of October 26, 2022 (this “Seventh Supplemental Indenture”), by and among Videotron Ltd. / Vidéotron Ltée, a corporation under the laws of the Province of Québec (the “Corporation”), VMedia Inc., a corporation under the federal laws of Canada (“VMedia”), 2251723 Ontario Inc., a corporation under the laws of the Province of Ontario (“225”), and RiverTV Inc., a corporation under the federal laws of Canada (“RiverTV” and, collectively with VMedia and 225, the “Additional Subsidiary Guarantors”, each an “Additional Subsidiary Guarantor”) and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), to the Indenture, dated as of April 9, 2014, as supplemented through the date hereof (the “Indenture”), by and among the Corporation, each of the subsidiary guarantors party thereto (collectively referred to as the “Original Subsidiary Guarantors”), and the Trustee.

WHEREAS, the Corporation, the Original Subsidiary Guarantors and the Trustee have entered into the Indenture governing the Corporation’s 5⅜% Senior Notes due June 15, 2024 (the “Notes”);

WHEREAS, Section 4.19 of the Indenture provides that under certain circumstances the Corporation shall cause a Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture providing for a Subsidiary Guarantee of the payment of the Notes by such Restricted Subsidiary;

WHEREAS, the parties hereto are desirous of further supplementing the Indenture in the manner hereinafter provided for the purpose of providing a Subsidiary Guarantee by the Additional Subsidiary Guarantors in accordance with the terms of the Indenture;

WHEREAS, Section 9.01(e) of the Indenture provides that the Corporation and the Trustee may amend or supplement the Indenture without the consent of any Holder to add additional guarantees with respect to the Notes;

WHEREAS, this Seventh Supplemental Indenture shall not result in a material modification of the Notes for purposes of the Foreign Account Tax Compliance Act; and

WHEREAS, all things necessary have been done to make this Seventh Supplemental Indenture a valid agreement of the Corporation, each Additional Subsidiary Guarantor and the Trustee, in accordance with its terms.

NOW, THEREFORE, THIS SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises contained herein, the parties hereto mutually covenant and agree as follows:

1. Terms used in this Seventh Supplemental Indenture that are not defined herein shall have the meanings set forth in the Indenture.

2. Each Additional Subsidiary Guarantor hereby agrees to provide an unconditional Subsidiary Guarantee on the terms and subject to the conditions and limitations set forth in the Indenture, including but not limited to Article 10 of the Indenture.

Seventh Supplemental Indenture to VL 2014 Indenture

3. This Seventh Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and, as supplemented, modified and restated hereby, is hereby ratified, approved and confirmed.

4. This Seventh Supplemental Indenture shall be effective as of the date hereof. On and after the date hereof, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this Seventh Supplemental Indenture unless the context otherwise requires.

5. Except as provided below, in the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Seventh Supplemental Indenture, the terms and conditions of this Seventh Supplemental Indenture shall prevail.

6. If any provision of this Seventh Supplemental Indenture limits, qualifies or conflicts with another provision of the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the “Act”), as in force at the date this Seventh Supplemental Indenture is executed, the provision required by said Act shall control.

7. This Seventh Supplemental Indenture shall be governed and construed in accordance with the laws of the State of New York.

8. This Seventh Supplemental Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Seventh Supplemental Indenture.

9. The recitals contained in this Seventh Supplemental Indenture shall be taken as the statements of the Corporation, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Seventh Supplemental Indenture.

[SIGNATURES ON FOLLOWING PAGES]

Seventh Supplemental Indenture to VL 2014 Indenture

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed as of the day and year first above written.

CORPORATION:

VIDÉOTRON LTÉE

By:	/s/ Jean-François Lescadres	By:	/s/ Jean-François Parent
	Name: Jean-François Lescadres		Name: Jean-François Parent
	Title: Vice President Finance		Title: Vice President and Treasurer

ADDITIONAL SUBSIDIARY GUARANTORS:

VMEDIA, INC.

By:	/s/ Jean-François Lescadres	By:	/s/ Jean-François Parent
	Name: Jean-François Lescadres		Name: Jean-François Parent
	Title: Vice President Finance		Title: Vice President and Treasurer

2251723 ONTARIO INC.

By:	/s/ Jean-François Lescadres	By:	/s/ Jean-François Parent
	Name: Jean-François Lescadres		Name: Jean-François Parent
	Title: Vice President Finance		Title: Vice President and Treasurer

RIVERTV INC.

By:	/s/ Jean-François Lescadres	By:	/s/ Jean-François Parent
	Name: Jean-François Lescadres		Name: Jean-François Parent
	Title: Vice President Finance		Title: Vice President and Treasurer

Seventh Supplemental Indenture to VL 2014 Indenture

TRUSTEE:

COMPUTERSHARE TRUST COMPANY, N.A. AS SUCCESSOR TO WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Susan B. Wright
Name:Susan B. Wright
Title:Assistant Vice President

Seventh Supplemental Indenture to VL 2014 Indenture